DLH Reports Third Quarter Fiscal Year 2018 Results
23.5% Revenue Growth; $0.13 EPS; $4.0 Million Operating Cash Flow
Atlanta, Georgia - August 6, 2018 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal third quarter and the nine months ended June 30, 2018.

Highlights

•	Fiscal third quarter revenue of $36.1 million, up 23.5% over the third quarter of fiscal 2017

•	Income from operations of $2.6 million for the quarter versus $1.8 million in 2017

•	Diluted earnings per share of $0.13 for the quarter versus $0.08 per share in the prior-year period

•	Generated operating cash flow of $4.0 million for the quarter

•	Reduced senior debt to $14.0 million at quarter end; cash balance at $6.6 million

Management Discussion
"We are pleased to report very strong growth in the fiscal third quarter, along with solid financial results,” stated DLH President and Chief Executive Officer Zach Parker. “Revenue rose nearly 24% year-over-year, driven by a final surge in the FY18 review schedule on a key program as well as significant expansion in other core focus areas. Gross profit increased to $8.3 million, up almost 31% over the prior-year period, and we generated $4.0 million of cash from operations, while continuing to utilize legacy net operating loss carryforwards to offset the majority of the Company’s tax payments.

“While there have been some delays in new award activity and changes in certain recompete parameters, we are actively bidding on a sizable array of opportunities across the agencies we serve. At the same time, we continue to drive internal performance enhancements and invest in long-term strategic initiatives to bolster our capabilities in telehealth systems and data analytics.”

Results for the Three Months Ended June 30, 2018
Revenue for the third quarter of fiscal 2018 was $36.1 million, up $6.9 million, or 23.5%, over the prior-year third quarter, reflecting high activity levels on key programs and expansion of services on existing contract vehicles.

Gross profit was $8.3 million for the quarter, an increase of $2.0 million, or 30.6%, over the third quarter of fiscal 2017. As a percent of revenue, the Company's gross margin was 23.1% versus 21.8% in the prior-year period. General and Administrative ("G&A") expenses were $5.1 million for the quarter, reflecting higher business development activity, versus $4.1 million in fiscal 2017. As a percent of revenue, G&A expenses were 14.2% in the current fiscal third quarter versus 14.1% last year. Depreciation and amortization was $0.6 million in fiscal 2018 and $0.5 million last year.

Income from operations was $2.6 million for the quarter versus $1.8 million in the prior-year period. This increase reflects gross profit improvement of $2.0 million, partially offset by the higher G&A expenses noted above. Income before taxes was $2.4 million for the quarter, up approximately $0.9 million over the prior-year period.

For the three months ended June 30, 2018 DLH recorded a $0.7 million provision for tax expense versus $0.5 million in fiscal 2017. The effective tax rates were 31.4% and 36.3% for the fiscal third quarters of 2018 and 2017, respectively, reflecting the prorated impact of the tax rate reduction from the Tax Cuts and Jobs Act enacted in December 2017.

The Company reported net income for the fiscal third quarter of approximately $1.6 million, or $0.13 per diluted share, versus $0.9 million, or $0.08 per diluted share, in the prior-year period. On a non-GAAP basis, Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2018 was approximately $3.2 million versus $2.3 million in the prior-year period. Growth was attributable to increased revenue and gross profit, partially offset by additional G&A expenses as described above.

Balance Sheet and Cash Flow

Cash as of June 30, 2018 was $6.6 million, and the Company’s senior debt was $14.0 million, versus cash of $4.9 million and senior debt of $19.7 million as of September 30, 2017. Regarding cash flow, for the fiscal third quarter DLH generated approximately $4.0 million in cash from operations, reflecting its financial results and working capital management.

Conference Call and Webcast Details
DLH management will discuss third quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 11:00 AM Eastern Time today, August 6, 2018. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 10122346.

About DLH
DLH (NASDAQ:DLHC) serves federal government clients throughout the United States and abroad delivering technology enabled solutions in key health and human services programs. The Company's core competencies and consulting services include assessment and compliance monitoring, program management, health IT systems integration, data analytics and medical logistics, and pharmacy solutions. DLH has over 1,400 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following: failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new services; changes in client budgetary priorities; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of our recent and any future acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as well as interim quarterly filings thereafter. The forward-looking statements contained herein are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

CONTACTS:

COMMUNICATIONS	INVESTOR RELATIONS
Contact: Tiffany McCall	Contact: Chris Witty
Phone: 404-334-6000	Phone: 646-438-9385
Email: tiffany.mccall@dlhcorp.com	Email: cwitty@darrowir.com

TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$36,131	$29,256	$100,747	$85,272
Direct expenses	27,793	22,871	78,429	66,805
Gross margin	8,338	6,385	22,318	18,467
General and administrative expenses	5,136	4,122	14,700	12,722
Depreciation and amortization	588	510	1,654	1,264
Income from operations	2,614	1,753	5,964	4,481
Interest expense, net	262	269	801	888
Income before income taxes	2,352	1,484	5,163	3,593
Income tax expense, net	738	539	5,084	1,345
Net income	$1,614	$945	$79	$2,248
Net income per share – basic	$0.14	$0.08	$0.01	$0.20
Net income per share – diluted	$0.13	$0.08	$0.01	$0.18

Weighted average common shares outstanding
Basic	11,899	11,299	11,875	11,250
Diluted	12,884	12,445	12,872	12,417

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	June 30, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,590	$4,930
Accounts receivable	12,420	11,911
Other current assets	856	598
Total current assets	19,866	17,439
Equipment and improvements, net	1,630	1,391
Deferred taxes, net	4,875	9,639
Goodwill, net	25,989	25,989
Intangible assets, net	13,805	15,127
Other long-term assets	139	139
Total assets	$66,304	$69,724

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current	$3,633	$6,518
Derivative financial instruments, at fair value	—	306
Accrued payroll	5,034	3,723
Accounts payable, accrued expenses, and other current liabilities	10,475	10,895
Total current liabilities	19,142	21,442
Total long term liabilities	9,707	12,427
Total liabilities	28,849	33,869
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 11,899 at June 30, 2018 and 11,767 at September 30, 2017	12	12
Additional paid-in capital	84,079	82,687
Accumulated deficit	(46,636)	(46,844)
Total shareholders’ equity	37,455	35,855
Total liabilities and shareholders' equity	$66,304	$69,724

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating activities
Net income	$1,614	$945	$79	$2,248
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	588	509	1,654	1,264
Amortization of debt financing costs as interest expense	70	67	202	194
Change in fair value of derivative financial instruments	—	(3)	—	49
Stock based compensation expense	241	64	1,169	613
Deferred taxes, net	598	362	4,764	1,004
Changes in operating assets and liabilities
Accounts receivable	(81)	247	(508)	(1,987)
Other current assets	88	137	(259)	(78)
Accounts payable, accrued payroll, accrued expenses and other current liabilities	928	133	897	1,519
Other long term assets/liabilities	(49)	21	(5)	145
Net cash provided by operating activities	3,997	2,482	7,993	4,971

Investing activities
Acquisition, net of cash acquired	—	—	—	(250)
Purchase of equipment and improvements	17	(111)	(571)	(785)
Net cash used in investing activities	17	(111)	(571)	(1,035)

Financing activities
Repayments on senior debt	(937)	(938)	(5,730)	(2,813)
Deferred debt financing costs	(70)	—	(70)	—
Repayments of capital lease obligations	(3)	(22)	(8)	(62)
Proceeds from issuance of stock upon exercise of options	—	99	46	113
Net cash used in financing activities	(1,010)	(861)	(5,762)	(2,762)

Net change in cash and cash equivalents	3,004	1,510	1,660	1,174
Cash and cash equivalents at beginning of period	3,586	3,091	4,930	3,427
Cash and cash equivalents at end of period	$6,590	$4,601	$6,590	$4,601

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$192	$228	$619	$662
Cash paid during the period for income taxes	$52	$90	$630	$390
Derivative warrant liability reclassified as equity	$—	$—	$(306)	$—
Noncash issuance of stock upon exercise of options	$—	$—	$25	$—

Revenue Metrics

	Three Months Ended	Nine Months Ended
	June 30, 2018	June 30, 2018
Market Mix:
Defense/VA	62%	65%
Human Services and Solutions	34%	32%
Public Health/Life Sciences	4%	3%

Contract Mix:
Time and Materials	95%	97%
Cost Plus Fixed Fee	4%	2%
Firm Fixed Price	1%	1%

Prime vs Sub:
Prime	99%	99%
Sub	1%	1%

Non-GAAP Financial Measures

The Company uses Earnings Before Interest Tax Depreciation and Amortization ("EBITDA") as a supplemental non-GAAP measure of our performance. DLH defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization.

Beginning with the first quarter of fiscal year 2018, the Company commenced reporting EBITDA, rather than adjusted EBITDA, as a key non-GAAP financial measure of our business. The Company believes that due to the growth and maturation of its business, this change will improve the transparency of its business performance and increase the comparability of its results with peers. Non-GAAP measures for prior periods have been recast to conform to this change in the Company’s reporting. It is important to note that GAAP results and the presentation of GAAP metrics do not change, and the reporting of EBITDA has no effect on the Company’s business nor how the business is managed.

In addition, we are also reporting our net income excluding the impact of the Tax Cut and Jobs Act of 2017 on the valuation of our deferred tax assets. On December 22, 2017, the Tax Cut and Jobs Act was enacted, which, among other things, reduced corporate tax rates and revised rules regarding the usability of net operating losses. These changes have resulted in a tax provision of $3.4 million associated with revaluing the benefit of our net operating losses.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. DLH believes that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance. By providing this non-GAAP measure as a supplement to GAAP information, DLH believes this enhances investors’ understanding of its business and results of operations.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure:

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Net income (loss)	$1,614	$945	$669	$79	$2,248	$(2,169)
(i) Interest expense	262	269	(7)	801	888	(87)
(ii) Provision for taxes	738	539	199	5,084	1,345	3,739
(iii) Depreciation, amortization	588	510	78	1,654	1,265	389
EBITDA	$3,202	$2,263	$939	$7,618	$5,746	$1,872

Reconciliation of GAAP net income to net income excluding the effect of the 2017 Tax Act, a non-GAAP measure:

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Net income	$1,614	$945	$669	$79	$2,248	$(2,169)
Write-down of deferred tax assets	$—	$—	$—	$3,365	$—	$3,365
Pro-forma impact of tax rate change	$—	$145	$(145)	$—	$350	$(350)
Net income, excluding effect of the 2017 Tax Act	$1,614	$1,090	$524	$3,444	$2,598	$846

Net income per fully-diluted share	$0.13	$0.08	$0.05	$0.01	$0.18	$(0.17)
Impact of write-down of deferred tax asset	$—	$—	$—	$0.26	$—	$0.26
Pro-forma impact of tax rate change	$—	$0.01	$(0.01)	$—	$0.03	$(0.03)
Net income per fully-diluted share, excluding effect of the 2017 Tax Act	$0.13	$0.09	$0.04	$0.27	$0.21	$0.06